Exhibit 32.1

Certification of the Chief Executive Officer
 Pursuant to 18 U.S.C. Section 1350,
 as Adopted Pursuant to Section 906
 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying quarterly report on Form 10-Q of Asian Financial, Inc. (the “Company”) for the quarter ended March 31, 2009 (the “Report”), I, Wenhua Guo, Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2009

/s/ Wenhua Guo
Wenhua Guo
Chairman of the Board of Directors and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.